                                                                  Exhibit 10.3


                                    AGREEMENT


This Agreement is made between Protocol Communications, Inc., a California corporation ("Protocol") and TCS Enterprises, Inc., a California corporation, and TCS Publishing, Inc., a California corporation (collectively, "TCS").

TCS and Protocol have agreed to settle all claims between them arising out of the obligations owed to Protocol alleged in the Complaint for Breach of Settlement Agreement, Etc., filed May 26, 1995, San Diego Superior Case No. 689163 on the following terms:

1. TCS agrees to produce and deliver the current issue of the Bank Registers at its own expense on or before August 4, 1995.

2. TCS agrees to produce and deliver the current issue of the Savings & Loan Register at its own expense on or before August 4, 1995.

3. On or before August 4, 1995, TCS agrees to deliver to Protocol all files, documents, books and records relating to the Bank Register and the Savings and Loan Register, including, but not limited to, the computer hardware and software used to run the two Registers, the printer used to print the two Registers, the library of books on file relating to the two Registers, and all related records, documents, computer data and software.

4. Protocol shall take over production of the Bank Register and Savings & Loan Register on August 4, 1995. As of that date, TCS assigns all right, title and interest in the Bank Register and the Savings & Loan Register to Protocol, including the right to receive payments related to the two Registers.

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Agreement
Protocol/TCS
Page 2

5. In addition, TCS agrees to immediately transfer and assign to Protocol all payments received for the current and future issues of the Savings & Loan Register or the Bank Register until August 4, 1995. Thereafter, all payments received for any issue, past or present, will become the property of Protocol and will be forwarded to Protocol upon receipt.

6. TCS agrees to assist Protocol in the process of transferring the toll-free telephone number used by the Bank Register subscribers
(800-237-2837) from TCS's name to that of Protocol.

7. TCS agrees to immediately transfer and assign to Protocol all rights, title and interest in the personal property and assets listed on Attachment "A". The parties have agreed to the value of the property. The value of the property received by Protocol in excess of $5,000 will be discounted by fifty percent. At such time as Protocol is in receipt of all items listed on Attachment "A", Protocol will issue a check to TCS in the amount equal to fifty percent of the agreed upon cost of the property exceeding $5000.

8. For a period of 120 days from the date of this Agreement, TCS agrees to provide technical advice, information and assistance to Protocol as needed by Protocol to assist in transitioning publication of the Bank and Savings & Loan Registers from TCS. This assistance is subject to the technical ability and employment of qualified personnel by TCS at the time the assistance is requested.

9. TCS agrees that TCS will not compete against the Bank Registers and Savings & Loan Registers nor assist other parties from competing against Protocol in this area.

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Agreement
Protocol/TCS
Page 3

10. TCS agrees to release any restrictions on the transfer of stock by Robert E. Jones, and in return, Robert E. Jones agrees he will not sell more than 500 shares of stock per week through open market transactions. There is no restriction on sales through private placement or other non-open market transactions.

11. TCS agrees to deliver to Protocol the publishing software created by Protocol and utilized by TCS Publishing since 1990, including the updated tracking version. TCS agrees to install this software in the 486 computer listed on Attachment "A". TCS further agrees to represent and warrant that all software that was installed in the 486 computer and the Mac Quadra computer at the time TCS and Protocol agreed on the price for each is still and will remain on said computers until delivered to Protocol.

12. Jim Kylstad will make best efforts to assist Protocol in assuming the publishing agreements set forth in the January 1995 Settlement Agreement, specifically the AIA and the IIA Agreements.

PROTOCOL COMMUNICATIONS, INC.

/s/ Robert E. Jones                              Date: July 14, 1995
------------------------------                   --------------------------
Robert E. Jones, President

/s/ Robert E. Jones                              Date: July 14, 1995
------------------------------                   --------------------------
Robert E. Jones


TCS ENTERPRISES, INC.

/s/ Cheryl B. Dodds                              Date: 7-14-95
------------------------------                   --------------------------
Cheryl B. Dodds

TCS PUBLISHING, INC.

/s/ Cheryl B. Dodds                              Date: 7-14-95
------------------------------                   --------------------------
Cheryl B. Dodds



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                           ADDENDUM TO AGREETMENT
        Between Protocol Communications, Inc., TCS Enterprises, Inc.
                          and TCS Publishing, Inc.
                             Dated July 14,1995


This Agreement becomes effective immediately upon the dissolution of Protocal's case number 689163 filed on May 26, 1995. Further, TCS and Protocol agree to mutually release each other from any other claims.

PROTOCOL COMMUNICATIONS, INC.


/s/ Robert E. Jones                                Date: July 14, 1995
---------------------------------                  ------------------------
Robert E. Jones, President


/s/ Robert E. Jones                                Date: July 14, 1995
---------------------------------                  ------------------------
Robert E. Jones



TCS ENTERPRISES, INC.

/s/ Cheryl B. Dodds                              Date: 7-14-95
------------------------------                   --------------------------
Cheryl B. Dodds

TCS PUBLISHING, INC.

/s/ Cheryl B. Dodds                              Date: 7-14-95
------------------------------                   --------------------------
Cheryl B. Dodds

                               ATTACHMENT 'A'

ITEM      DESCRIPTION


 1.        486 COMPAQ w/monitor & installed software.

 2.        Mac Quadra w/monitor & installed software.

 3.        HP III SI Printer

 4.        Fax machine

 5.        Copier, Sharp 9500

 6.        Executive Desk

 7.        Executive Credenza

 8.        Leather Side Chair

 9.        Leather Side Chair

10.        Secretarial Chair

11.        Secretarial Chair

12.        Secretarial Chair

13.        Secretarial Chair

14.        Two-Drawer Legal Size File Cabinet (2)

15.        Four-Drawer Letter Size File Cabinet with locks (3)

Agreed upon value is $5,510